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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): March 25, 2003


                            TECUMSEH PRODUCTS COMPANY
             (Exact name of registrant as specified in its charter)


             Michigan                      0-452                  38-1093240
 (State or other jurisdiction of   (Commission File No.)        (IRS Employer
          incorporation)                                     Identification No.)

               100 East Patterson Street, Tecumseh, Michigan 49286 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (517) 423-8411




          (Former name or former address, if changed since last report)


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         ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         As previously disclosed, Tecumseh has been named by the U.S. Environmental Protection Agency ("EPA") as a potentially responsible party in connection with the Sheboygan River and Harbor Superfund Site in Wisconsin (the "Site"). The EPA has indicated its intent to address the Site in two phases, with the plant site and upper river constituting the first phase (the "First Phase") and the middle and lower river and harbor being the second phase. The Company anticipates entering into a Consent Decree concerning the performance of the First Phase remedial design and remedial action for the plant site, the upper river and the flood plain soils, deferring for an unspecified period any action regarding the second phase. At December 31, 2002, Tecumseh had accrued $29.2 million for environmental costs and expenses related to the Site.

         On March 25, 2003, with the cooperation of the EPA, Tecumseh and Pollution Risk Services, LLC, an Ohio limited liability company ("PRS"), entered into a Liability Transfer and Assumption Agreement (the "Agreement"), whereby Tecumseh transferred to PRS, and PRS assumed all of Tecumseh's responsibilities, obligations, and liabilities for remediation of the Site and the costs associated with therewith, except for certain specifically enumerated liabilities retained by Tecumseh as described in the Agreement. The remediation will be conducted in accordance with the Agreement, the Consent Decree and the May 12, 2000 Record of Decision.

         As required by the Agreement, PRS has purchased Remediation Cost Cap insurance in the amount of $100,000,000 and Environmental Site Liability insurance in the amount of $20,000,000. Tecumseh believes such insurance coverages will provide additional assurance for completion of the responsibilities, obligations, and liabilities transferred and assigned by Tecumseh and assumed by PRS under the Agreement. The cost of the liability transfer arrangement to Tecumseh was $39.2 million. The difference in Tecumseh's costs under the Agreement and the amounts previously accrued by Tecumseh will result in a non-recurring charge in the first quarter 2003 of $13.6 million. Tecumseh continues to maintain a reserve of $0.5 million to reflect its potential environmental liability arising from operations at the Site, including potential liabilities not assumed by PRS pursuant to Agreement.

         This discussion contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to the safe harbor provisions created by that Act. Forward-looking statements can be identified by the use of terms such as "expects," "should," "may," "believes," "anticipates," "will," and other future tense and forward-looking terminology. Readers are cautioned that actual results may differ materially from those projected as a result of certain risks and uncertainties. For a description of these risks and uncertainties, refer to "Cautionary Statements Relating to Forward Looking Statements" in the Management's Discussion and Analysis section of Tecumseh Products Company's Annual Report to Shareholders and Form 10-K for the year ended December 31, 2002.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (c)      Exhibits:

               Exhibit No.               Description

                  10.1* Liability Transfer and Assumption Agreement for Sheboygan River and Harbor Superfund Site dated March 25, 2003, by and between Tecumseh Products Company and Pollution Risk Services, LLC



* The schedules and annexes to such agreements are omitted pursuant to Item 601(b)(2) of Regulation S-K. Tecumseh agrees to furnish supplementally a copy of any omitted schedule and annex to the Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    TECUMSEH PRODUCTS COMPANY


Date: April 9, 2003                 By  /s/ David W. Kay
                                        --------------------
                                            David W. Kay
                                            Vice President, Treasurer and Chief
                                            Financial Officer



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                                  EXHIBIT INDEX




               Exhibit No.           Description

                  10.1 Liability Transfer and Assumption Agreement for Sheboygan River and Harbor Superfund Site dated March 25, 2003, by and between Tecumseh Products Company and Pollution Risk Services, LLC